Exhibit 10.4

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 11, 2022, by and among Horizon Acquisition Corporation II, a Cayman Islands exempted company (“SPAC”), Flexjet, Inc., a Delaware corporation (“Flexjet”), Epic Aero, Inc., a Delaware corporation (“Epic”, and, together with Flexjet, the “Target Companies”) and the undersigned, a stockholder of Epic (“Stockholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below).

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more operating businesses (the “Business Combination”);

WHEREAS, concurrently with the execution of this Agreement, SPAC, OTH Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of SPAC (“Merger Sub 1”) and the other parties thereto (including Flexjet and Epic) are entering into a Business Combination Agreement (as amended, restated, modified, supplemented or waived from time to time, the “BCA”); and

WHEREAS, as an inducement to SPAC and Merger Sub 1 to enter into the BCA and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                New Shares. If, between the date of this Agreement and the Closing, (a) any shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company are issued to Stockholder, or the outstanding shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock, in each case owned by Stockholder shall have been changed into a different number of shares or a different class or rate, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange, or any similar event (including, for the avoidance of doubt, any shares or other equity interests of Epic or the Company converted or received in connection with the Pre-Closing Reorganization), (b) Stockholder purchases or otherwise acquires record or beneficial ownership of any shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company or (c) Stockholder acquires the right to vote or share in the voting of any shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company (such shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company owned, issued, purchased or acquired by Stockholder as described in the foregoing clauses (a), (b) or (c), collectively “New Securities”), then such New Securities owned, issued, acquired or purchased by Stockholder shall become Stockholder Securities (as defined in Section 3(a) below) for all intents and purposes of this Agreement from and after the date of such acquisition or purchase.

2.                No Transfer. During the period commencing on the date hereof and ending on the date on which this Agreement terminates in accordance with Section 6, except as expressly contemplated by the BCA and the Pre-Closing Reorganization, Stockholder shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, assign, transfer (including by operation of law), place a lien on, grant any option to purchase, distribute, dispose of or otherwise encumber, or agree to do any of the foregoing (collectively, a “Transfer”), file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus or Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company owned by Stockholder, including the Stockholder Securities, (ii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company owned by Stockholder, including the Stockholder Securities, (iii) engage in any swap, hedging or other arrangement that is designed to, or which would (either alone or in connection with one or more developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale, disposition or transfer to another Person, in whole or in part, any of the economic consequences of ownership of any shares of Epic Common Stock, Epic Preferred Stock, Company Common Stock or Company Preferred Stock or other equity interests of Epic or the Company owned by Stockholder, including the Stockholder Securities, (iv) take any action that would prevent or materially delay the performance of its obligations hereunder or (v) announce any intention to effect any transaction specified in clause (i) through (iv); provided, however, that Transfers of Stockholder Securities by Stockholder to any Affiliate of Stockholder are permitted if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Target Companies, to assume all of the obligations of Stockholder under, and be bound by all of the terms of, this Agreement with respect to the Stockholder Securities subject to such Transfer; provided, further, that any Transfer permitted under this Section 2 shall not relieve Stockholder of its obligations under this Agreement. Stockholder agrees not to, directly or indirectly, deposit any of the Stockholder Securities in a voting trust, enter into a voting trust, grant any proxy or power of attorney with respect to any Stockholder Securities or subject any of the Stockholder Securities to any arrangement with respect to the voting of such Stockholder Securities other than this Agreement. Any transfer or attempted transfer of Stockholder Securities or other equity interests of Epic or the Company owned by Stockholder in violation of this Section 2 shall be, to the fullest extent permitted by applicable Law, null and void ab initio. Stockholder agrees that prior to the Termination Date, it shall not request that Epic or the Company register the Transfer (book entry or otherwise) of any of the Stockholder Securities if such Transfer is not permitted by this Agreement.

3.                Representations and Warranties. Stockholder hereby represents and warrants to SPAC and the Target Companies as follows:

(a)              Stockholder owns of record and beneficially, free and clear of all Liens (other than transfer restrictions under applicable securities Laws and Epic’s Organizational Documents), such number of shares of Epic Common Stock and Epic Preferred Stock as set forth on Stockholder’s signature page (collectively, together with any New Securities owned, issued, acquired or purchased by Stockholder between the date of this Agreement and the Closing (including, for the avoidance of doubt, any New Securities to be issued to Stockholder in connection with the Pre-Closing Reorganization), the “Stockholder Securities”). Stockholder has the sole voting power with respect to the Stockholder Securities. The Stockholder Securities are the only equity securities in Epic or the Company owned of record or beneficially by Stockholder, and none of the Stockholder Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Stockholder Securities, except as provided hereunder or as set forth in Epic’s Organizational Documents or that certain Third Amended and Restated Stockholders’ Agreement, dated March 12, 2021, by and among Epic and the other parties thereto (as may be amended from time to time). Except as contemplated by the Pre-Closing Reorganization, Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity interests of Epic or the Company or any equity securities convertible into, or which can be exchanged for, equity securities of Epic or the Company.

(b)             If Stockholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, it has all requisite power and authority (or, if Stockholder is a natural person, Stockholder has the legal capacity) to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Stockholder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. If Stockholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Stockholder.

(c)              There are no Actions pending against Stockholder, or, to the knowledge of Stockholder, threatened against Stockholder, by or before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, that would, in any manner, reasonably be expected to challenge or seek to enjoin, alter or materially delay the performance by Stockholder of its obligations under this Agreement.

(d)             The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) to the extent Stockholder is a corporation, limited liability company, partnership, trust, proprietorship or other legal entity, conflict with or result in a violation of the Organizational Documents of Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Stockholder or the Stockholder Securities), in each case, to the extent such consent, approval or other action would reasonably be expected to prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Agreement.

(e)              No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the BCA based upon arrangements made by Stockholder, for which SPAC, the Target Companies or any of their respective Affiliates may become liable.

(f)              Stockholder understands and acknowledges that each of SPAC and the Target Companies is entering into the BCA in reliance upon Stockholder’s execution and delivery of this Agreement.

4.                Stockholder Agreements. Unless and until this Agreement is terminated in accordance with Section 6, Stockholder hereby unconditionally and irrevocably agrees:

(a)              at any meeting of the stockholders of Epic or the Company (including any adjournment thereof), or in any other circumstance in which the vote, consent or other approval of the stockholders or other equity holders of Epic or the Company is sought, including in any action by written resolution of the stockholders of Epic or the Company, to be present in person or by proxy (in the case of any meeting or adjournment) and vote or provide consent to, or cause to be voted or consented to at such meeting, adjournment or pursuant to such action, all Stockholder Securities entitled to vote thereon in favor of, and to adopt and approve, the BCA and the transactions contemplated thereunder;

(b)             at any meeting of the stockholders of Epic or the Company (including any adjournment thereof ), or in any other circumstance in which the vote, consent or other approval of the stockholders or other equity holders of Epic or the Company is sought, including in any action by written resolution of the stockholders of Epic or the Company, to be present in person or by proxy (in the case of any meeting or adjournment) and vote or provide consent to, or cause to be voted or consented to at such meeting, adjournment, or pursuant to such action, all Stockholder Securities entitled to vote thereon against, and withhold consent with respect to (i) any Alternative Proposal or other proposal relating to an Alternative Proposal other than the transactions contemplated under the BCA; (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of Epic or the Company other than as contemplated under the BCA; (iii) any change in the business, management or board of directors of Epic or the Company other than as contemplated under the BCA; and (iv) any other action, proposal or agreement that would be reasonably expected to (1) impede, frustrate, prevent, nullify, interfere with, delay, postpone, adversely affect, be in direct opposition to, or be in direct competition with, the transactions contemplated under the BCA, in each case, other than the proposal to adjourn or postpone any meeting of the stockholders or other equity holders of Epic or the Company, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the transactions contemplated under the BCA, (2) result in a breach of any covenant, representation or warranty or other obligation or agreement of Epic, the Company, or, before the SPAC Merger, Merger Sub 2 or Flexjet, under the BCA, (3) result in a breach of any covenant, representation or warranty or other obligation or agreement of Stockholder contained in this Agreement, (4) result in any of the conditions precedent set forth in Section 9.1 and Section 9.2 of the BCA not being fulfilled or (5) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Epic or the Company, other than as contemplated under the BCA;

(c)              if a meeting is held in respect of the matters set forth in clauses (a) or (b) above, to appear at the meeting, in person or by proxy, or otherwise cause all of the Stockholder Securities to be counted as present thereat for purposes of establishing a quorum, and, if action by written resolution is sought in respect of the matters set forth in clauses (a) or (b) above, to execute and deliver a written consent (or cause a written consent to be executed and delivered) covering all of the Stockholder Securities; and

(d)             to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions and the other transactions contemplated by the BCA on the terms and subject to the conditions set forth therein, and not to commit or agree to take any action inconsistent with the foregoing.

From the date hereof until the Termination Date, Stockholder hereby agrees that it shall not commit, agree, or publicly propose any intention to take any action inconsistent with the foregoing. The obligations of the Stockholder specified in this Section 4 will apply whether or not the board of directors of Epic or the Company, as applicable, has previously recommended any of the transactions contemplated by the BCA to the stockholders thereof but changed such recommendations.

5.                Other Covenants.

(a)              Stockholder hereby acknowledges that it has read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors. From the date hereof until the Termination Date, Stockholder hereby agrees to be bound by and subject to (i) Section 8.3 (Support of the Transaction) and Section 11.14 (Publicity) of the BCA, and any relevant definitions contained in such Sections, to the same extent as such provisions apply to the parties to the BCA, as if Stockholder is directly a party thereto, and (ii) Section 6.5 (Acquisition Proposals) of the BCA, and any relevant definitions contained in such Sections, to the same extent as such provisions apply to the Target Companies (but for the avoidance of doubt, without expanding the definition of “Alternative Proposal”), as if Stockholder is directly a party thereto and, for the avoidance of doubt, for purposes of this Section 5(a), each reference to “Target Companies” contained in Section 6.5 of the BCA (other than Section 6.5(b)) shall be deemed to also refer to Stockholder.

(b)             To the extent Stockholder is to be a party to the Registration Rights Agreement, on the Closing Date, Stockholder shall deliver to Flexjet a duly executed copy of the Registration Rights Agreement, in substantially the form attached as Exhibit C to the BCA.

(c)              To the extent Stockholder is to be a party to the Stockholders Agreement, on the Closing Date, Stockholder shall deliver to Flexjet a duly executed copy of the Stockholders Agreement, in substantially the form attached as Exhibit D to the BCA.

(d)             Stockholder acknowledges and agrees that SPAC and Merger Sub 1 are entering into the BCA in reliance upon Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, SPAC and Merger Sub 1 would not have entered into, or agreed to consummate the transactions contemplated by, the BCA.

(e)              During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the BCA pursuant to Article X thereof, Stockholder shall not modify or amend any Contract between or among Stockholder or any Affiliate of Stockholder (other than the Target Companies or any of their Subsidiaries), on the one hand, and any Target Company or any of its respective Subsidiaries, on the other hand, in any manner that any Target Company is prohibited from modifying or amending any such Contract under the BCA without the prior written consent of SPAC, without Stockholder first obtaining the prior written consent of SPAC.

6.                Termination. This Agreement shall automatically terminate, without any notice or other action by any party hereto, and have no further force and effect, upon the earliest of (i) the consummation of the Closing, (ii) the valid termination of the BCA in accordance with its terms, (iii) the dissolution, liquidation or winding up of SPAC or the Target Companies, and (iv) the time this Agreement is terminated upon the mutual written agreement of SPAC, Stockholder and the Target Companies (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (ii), (iii) or (iv) of this Section 6 shall not affect any liability on the part of any party hereto for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and this Section 6 and Section 10 through (and including) Section 15 (other than with respect to the application of Section 11.18 of the BCA to apply mutatis mutandis to this Agreement in Section 14) shall survive any termination of this Agreement.

7.                No Inconsistent Agreement. Stockholder hereby represents and covenants that Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Stockholder’s obligations hereunder.

8.                No Challenges. From the date hereof until the Termination Date, Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub 1, the Target Companies or any of their respective successors or directors (except in any case arising out of the fraud of such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Stockholder from enforcing Stockholder’s rights under this Agreement and the other agreements entered into by Stockholder in connection herewith, or otherwise in connection with the Mergers or the other transactions contemplated by the BCA.

9.                Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Prospectus or Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or any of the Target Companies to any Governmental Authority or to securityholders of Epic or the Company) of Stockholder’s identity and beneficial ownership of Stockholder Securities and the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed reasonably appropriate by SPAC or any of the Target Companies, a copy of this Agreement. Stockholder will promptly provide any information reasonably requested by SPAC or any of the Target Companies for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the BCA, including any approval or filing specifically set forth in the BCA (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations (provided, that with respect to any confidentiality obligations, (a) Stockholder will use its commercially reasonable efforts to obtain a waiver of any such confidentiality obligations and (b) Stockholder, SPAC and the Target Companies shall cooperate in good faith to enable disclosure of such information to the maximum extent possible in a manner that complies with such confidentiality obligations).

10.             Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to SPAC, to:

600 Steamboat Road, Suite 200
Greenwich, CT 06830
Attention: General Counsel

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Email:               mpollin@sidley.com
Attention:       Myles Pollin

and

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201
Email:             bhowell@sidley.com

rscofield@sidley.com

Attention:     Bill Howell

Ryan Scofield

if to Epic or Flexjet, to:

Epic Aero, Inc.

Cuyahoga County Airport

26180 Curtiss Wright Parkway

Cleveland, Ohio 44143

Attention:         Michael A. Rossi

with a required copy to (which copy shall not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention:             Joel Rubinstein

Daniel Nussen

Matthew Kautz

Neeta Sahadev

Email:                      joel.rubinstein@whitecase.com

daniel.nussen@whitecase.com

mkautz@whitecase.com

neeta.sahadev@whitecase.com

if to Stockholder, to the address set forth on Stockholder’s signature page hereto.

11.             Counterparts. This Agreement may be executed and delivered in counterparts (including by facsimile or electronic transmission), each of which shall constitute an original, and all of which when taken together shall constitute one and the same agreement.

12.             Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

13.             Assignment and Successors. Except as may be expressly permitted by Section 2, neither this Agreement nor any rights, interests or obligations hereunder may be assigned without the prior written consent of the non-assigning parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.             Miscellaneous. Sections 1.2 (Construction); 11.1 (Trust Account Waiver), 11.9 (Governing Law), 11.15 (Severability), 11.16 (Jurisdiction; Waiver of Jury Trial) and 11.18 (Other Remedies; Specific Enforcement) of the BCA are incorporated by reference herein and shall apply hereto mutatis mutandis.

15.             Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the BCA, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, that, notwithstanding the foregoing, from and upon the Company’s execution of a joinder to the BCA, the Company (a) shall be an intended third party beneficiary of this Agreement and (b) may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) this Agreement as though a direct party hereto.

* * * * *

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first written above.

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer and Chairman

Signature Page to Company Support Agreement

EPIC AERO, INC.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Chairman and President

FLEXJET, INC.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Chairman and President

Signature Page to Company Support Agreement

STOCKHOLDER:

EPIC PREFERRED HOLDINGS LLC

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer

Address:	600 Steamboat Road, Suite 200
Greenwich, Connecticut 06830
Attention: General Counsel

Number of shares of Epic Common Stock:

Number of shares of Epic Preferred Stock:	7,784.360

STOCKHOLDER:

EPIC PREFERRED HOLDINGS II LLC

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer

Address:	600 Steamboat Road, Suite 200
Greenwich, Connecticut 06830
Attention: General Counsel

Number of shares of Epic Common Stock:

Number of shares of Epic Preferred Stock:	27,544.337

STOCKHOLDER:

ELDRIDGE EA HOLDINGS, LLC

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer

Address:	600 Steamboat Road, Suite 200
Greenwich, Connecticut 06830
Attention: General Counsel

Number of shares of Epic Common Stock:

Number of shares of Epic Preferred Stock:	35,797.000

STOCKHOLDER:

DIRECTIONAL CAPITAL LLC

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Manager

Address:	355 Richmond Road
Cleveland, Ohio 44143

Number of shares of Epic Common Stock:	43,364.405

Number of shares of Epic Preferred Stock:	5,318.908

STOCKHOLDER:

Kenneth Ricci

/s/ Kenneth C. Ricci

Address:

Number of shares of Epic Common Stock:	4,521.510

Number of shares of Epic Preferred Stock:	N/A

STOCKHOLDER:

Michael Rossi

/s/ Michael Rossi

Address:

Number of shares of Epic Common Stock:	1,875.000

Number of shares of Epic Preferred Stock:	N/A

STOCKHOLDER:

RESILIENCE HOLDINGS LLC

By:	/s/ Steven H. Rosen
Name:	Steven H. Rosen
Title:	Co-President
Address:	25101 Chagrin Boulevard, Suite 350
Cleveland, Ohio 44122

Number of shares of Epic Common Stock:	7,725.420

Number of shares of Epic Preferred Stock:	N/A

STOCKHOLDER:

RESILIENCE ONESKY HOLDINGS, LLC

By: Resilience Capital Partners II (FO) LLC, its Managing Member

By: Resilience Management, LLC, its Managing Member

By:	/s/ Steven H. Rosen
Name:	Steven H. Rosen
Title:	Co-CEO
Address:	25101 Chagrin Boulevard, Suite 350
Cleveland, Ohio 44122

Number of shares of Epic Common Stock:	3,228.124

Number of shares of Epic Preferred Stock:	N/A

STOCKHOLDER:

RESILIENCE FLIGHT OPTIONS, LLC

By: Resilience Management, LLC, its Managing Member

By:	/s/ Steven H. Rosen
Name:	Steven H. Rosen
Title:	Co-CEO
Address:	25101 Chagrin Boulevard, Suite 350
Cleveland, Ohio 44122

Number of shares of Epic Common Stock:	5,020.070

Number of shares of Epic Preferred Stock:	N/A

STOCKHOLDER:

THE RESILIENCE FUND II ANNEX, L.P.

By: its general partner Resilience Capital Partners II Annex, LLC

By:	/s/ Steven H. Rosen
Name:	Steven H. Rosen
Title:	Managing Member
Address:	25101 Chagrin Boulevard, Suite 350
Cleveland, Ohio 44122

Number of shares of Epic Common Stock:	11,566.620

Number of shares of Epic Preferred Stock:	N/A